As filed with the Securities and Exchange Commission on September 30, 2021

Registration No. 333-259729

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CREEK ROAD MINERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	7900	98-0357690
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2700 Homestead Road, Park City, UT 84098

Tel: 650-525-0231

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

VCORP SERVICES, LLC

1013 Centre Road, Suite 403-B, Wilmington, DE 19805

Tel: (212) 828-8436

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven D. Pidgeon, Esq.

DLA Piper LLP (US)

2525 East Camelback Road

Esplanade II, Suite 1000

Phoenix, AZ 85016-4232

Tel: +1 480 606 5124

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered(1)	Proposed Maximum Offering Price per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(4)
Common Stock, $0.0001 par value per share (3)	19,733,346	$2.00	$39,466,692.00	$4,305.82

Total	19,733,346	$2.00	$39,466,692.00	$4,305.82

(1) This registration statement also includes an indeterminate number of securities that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, based upon the average of the bid and asked prices of the common stock as reported on the OTC Markets on September 20, 2021.

(3) Consists of (i) 10,800,000 shares of common stock issuable upon the automatic conversion of the Series B Preferred Stock issuable upon the exercise of warrants issued in a private placement in March 2021 (the “March 2021 Private Placement”), (ii) up to 4,400,000 shares of common stock issuable upon the conversion of the Series B Preferred Stock issued in the March 2021 Private Placement, (iii) 2,266,673 shares of common stock issued in a private placement in August 2021 (the “August 2021 Private Placement”), and (iv) 2,266,673 shares of common stock issuable upon the exercise of warrants issued in the August 2021 Private Placement.

(4) Previously paid.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-1 is being filed solely for the purpose of filing exhibits as indicated in Part II of this Amendment No. 1. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature pages to the Registration Statement and the filed exhibits. No change is made to Part I or Part II of the Registration Statement, other than Item 16(a) of Part II, and those items have therefore been omitted.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Wizard Entertainment, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2020).
3.2	By-Laws of GoENERGY, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form SB-2, filed on March 25, 2003).
3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2020).
3.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 15, 2021).
3.5	First Amendment to the Bylaws of Wizard World, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 21, 2016).
3.6	Certificate of Designation and Restatement of Rights, Preferences and Restrictions of Series A Preferred Stock (incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2020).
3.7#	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock, dated July 16, 2021.
5.1*	Opinion of DLA Piper LLP (US).
10.1	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on December 23, 2019).
10.2	Form of 12% Senior Secured Convertible Debenture (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on December 23, 2019).
10.3	Form of Warrant (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed on December 23, 2019).
10.4	Form of Security Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed on December 23, 2019).

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10.5+	Employment Agreement dated as of March 1, 2021 but effective as of November 24, 2020, by and between Wizard Brands, Inc. and Scott D. Kaufman (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on March 3, 2021).
10.6+	Employment Agreement dated as of March 1, 2021 but effective as of November 24, 2020, by and between Wizard Brands, Inc. and Heidi C. Bowman (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on March 3, 2021).
10.7+	Separation Agreement entered into as of February 20, 2021 between Wizard Brands, Inc. and John D. Maatta (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed on March 3, 2021).
10.8	Securities Purchase Agreement dated March 26, 2021, between Wizard Brands, Inc. and Leviston Resources LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on April 2, 2021).
10.9	Amendment No.1 to Securities Purchase Agreement, dated July 16, 2021, between Creek Road Miners, Inc. and Leviston Resources, LLC (incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed on August 13, 2021).
10.10	Registration Rights Agreement dated March 26, 2021, between Wizard Brands, Inc. and Leviston Resources LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on April 2, 2021).
10.11	Amendment No. 1 to Registration Rights Agreement, dated July 16, 2021, between Creek Road Miners, Inc. and Leviston Resources, LLC (incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed on August 13, 2021).
10.12	Series B Preferred Stock Purchase Warrant (Series 1) issued to Leviston Resources LLC (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed on April 2, 2021).
10.13	Amendment No. 1 to Series B Preferred Stock Purchase Warrant (Series 1) issued to Leviston Resources LLC, dated July 16, 2021 (incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed on August 13, 2021).
10.14	Series B Preferred Stock Purchase Warrant (Series 2) issued to Leviston Resources LLC (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed on April 2, 2021).
10.15	Amendment No. 1 to Series B Preferred Stock Purchase Warrant (Series 2) issued to Leviston Resources LLC, dated July 16, 2021(incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed on August 13, 2021).
10.16	Asset Purchase Agreement dated August 6, 202, between Kick the Can Corp. and Informa Pop Culture Events, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on August 10, 2021.
10.17	Form of Securities Purchase Agreement (incorporated by reference to the Company’s Current Report on Form 8-K, filed on August 31, 2021).
10.18	Form of Common Stock Purchase Warrant (incorporated by reference to the Company’s Current Report on Form 8-K, filed August 31, 2021).
10.19	Form of Convertible Promissory Note, dated August 19, 2011 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on August 30, 2011).
21.1	List of Subsidiaries. (incorporated herein by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed with the SEC on April 17, 2017).
23.1#	Consent of MaughanSullivan LLC.
23.2*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
24.1#	Power of Attorney (included in the signature page to this Registration Statement).

+ Indicates management contract or compensatory plan or arrangement.

* Filed herewith.

# Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Park City, Utah on this September 30, 2021.

CREEK ROAD MINERS, INC.

By:	/s/ Scott D. Kaufman
Name:	Scott D. Kaufman
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Scott D. Kaufman	Chief Executive Officer, President and Chairman of the Board	September 30, 2021
Scott D. Kaufman	(Principal Executive Officer)

*	Chief Financial Officer	September 30, 2021
Heidi C. Bowman	(Principal Financial and Accounting Officer)

*	Director	September 30, 2021
Paul L. Kessler

*	Director	September 30, 2021
Greg Suess

*	Director	September 30, 2021
Michael Breen

*	Director	September 30, 2021
John D. Maatta

By:	/s/ Scott D. Kaufman
Scott D. Kaufman
As Attorney-in-Fact

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